UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 14, 2010

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2010, Dominion Resources, Inc. (“Dominion”), Dominion Energy, Inc. (“DEI”) and Dominion Transmission, Inc. (“DTI”), entered into a Purchase and Sale Agreement (the “Agreement”) with CONSOL Energy Holdings LLC VI, a newly formed subsidiary of CONSOL Energy Inc. (“Purchaser”), to sell our exploration and production (E&P) operations in the Appalachian area for an aggregate purchase price of $3.475 billion, subject to adjustments for title defects, the exercise of preferential rights and other customary adjustments. Pursuant to the terms of the Agreement: (i) Dominion will sell all of the stock of its wholly-owned subsidiary, Dominion Exploration & Production, Inc. (“DEPI”); (ii) DEI will sell all of the stock of Dominion Reserves, Inc.; and (iii) DTI will sell its producing oil and gas wells, mineral interests and related assets, to Purchaser at closing. The sale excludes oil or gas wells and leases owned by DEPI or DTI and located in natural gas storage fields, which will be retained and operated by DTI.

The transaction is expected to close by April 30, 2010, subject to customary closing conditions. A copy of the Agreement along with the press release announcing the sale is filed with this Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01	Financial Statements and Exhibits.

Exhibits:

99.1	Purchase and Sale Agreement dated as of March 14, 2010

99.2	Dominion Resources, Inc. press release dated March 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/S/ CARTER M. REID
Carter M. Reid Vice President – Governance and Corporate Secretary

Date: March 14, 2010